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                      [LETTERHEAD OF DORSEY & WHITNEY LLP]

                                                                     Exhibit 5.1


Board of Directors
United HealthCare Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, Minnesota 55343

         Re: Registration Statement on Form S-3 (Universal Shelf)


Ladies and Gentlemen:

         We have acted as counsel to United HealthCare Corporation, a Minnesota corporation (the "Company") and Depositor of UHC Capital I, UHC Capital II, UHC Capital III and UHC Capital IV, each a Delaware business trust (each a "Trust" and collectively the "Trusts"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to (A) the proposed sale by the Company from time to time, of (i) its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), in one or more series; (ii) shares of its preferred stock, $.001 par value per share (the "Preferred Stock"), in one or more series; (iii) depositary shares (the "Depositary Shares") representing fractional shares of Preferred Stock and evidenced by depositary receipts, in one or more series (iv) shares of its common stock, par value $.01 per share (the "Common Stock"); (v) warrants to purchase Debt Securities (the "Debt Securities Warrants"), in one or more series, Preferred Stock (the "Preferred Stock Warrants"), in one or more series or Common Stock (the "Common Stock Warrants" and together with the Debt Securities Warrants and the Preferred Stock Warrants, the "Securities Warrants"); and (vi) the guarantee by the Company of the Preferred Securities (as hereinafter defined) of each of the Trusts (the "Guarantees"), (B) the proposed sale by the Company from time to time, in one or more series, to the Trusts, of the Company's junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures") and (C) the proposed sale by each of the Trusts of its preferred securities (the "Preferred Securities") from time to time, in one or more series for an aggregate initial public offering price of up to $1,050,000,000 (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Securities Warrants, Guarantees, Junior Subordinated Debentures and Preferred Securities are hereinafter collectively referred to as the "Securities").
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         We have examined such documents, including resolutions adopted by the
Board of Directors on August 4, 1998 with respect to the Registration Statement and the Securities (the "Resolutions"), and have reviewed such questions of law, as we have deemed necessary for the purposes of rendering our opinions set forth below. In rendering our opinions set forth below, we have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Trusts, that such parties had or will have the requisite power and authority (corporate and otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been or will have been duly authorized by all requisite action (corporate and otherwise), executed and delivered by such parties and that such agreements or instruments are or will be the valid, binding and enforceable obligations of such parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indentures, the Trust Agreement and the Guarantees, each in the form incorporated by reference as exhibits to the Registration Statement.

         Based on the foregoing, we are of the opinion that:

         1. When the issuance of a series of Debt Securities has been authorized by the Board of Directors, the applicable Indenture has been executed and delivered by the Company and the applicable Trustee in substantially the form filed as an exhibit to the Registration Statement, and the specific terms of such series of Debt Securities have been specified in a supplemental indenture or an Officer's Certificate which has been executed and delivered to such Trustee by an authorized officer of the Company in accordance with the terms of such Indenture, such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

         2. When the issuance of a series of Preferred Stock has been authorized by the Board of Directors, the rights and preferences of such series of Preferred Stock have been specified in a Certificate of Designations duly adopted by the Board of Directors in substantially the form filed as an exhibit to the Registration Statement, and such Certificate of Designations has been duly filed with the Secretary of State of the State of Minnesota, such series of Preferred Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         3. When the issuance of a series of Depositary Shares has been authorized by the Board of Directors,
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the Depositary Agreement (the "Depositary Agreement") has been executed and delivered by the Company and the Depositary in substantially the form filed as an exhibit to the Registration Statement, and the specific terms of such Depositary Shares have been specified in such Depositary Agreement, such Depositary Shares will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         4. When a particular issuance of shares of Common Stock has been authorized by the Board of Directors, such Common Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         5. When the issuance of a series of Junior Subordinated Debentures has been authorized by the Board of Directors or has been authorized by officers of the Company pursuant to authority granted in the Resolutions, the applicable Indenture has been executed and delivered by the Company and the applicable Trustee in substantially the form filed as an exhibit to the Registration Statement, and the specific terms of such series of Junior Subordinated Debentures have been specified in a supplemental indenture or an Officer's Certificate, which has been executed and delivered to such Trustee by an authorized officer of the Company in accordance with the terms of such Indenture, such series of Junior Subordinated Debentures will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

         6. When the issuance of Securities Warrants has been authorized by the Board of Directors or has been authorized by officers of the Company pursuant to authority granted in the Resolutions, each of the Common Stock Warrant Agreement, Preferred Stock Warrant Agreement and the Debt Securities Warrant Agreement (individually a "Warrant Agreement and, collectively the "Warrant Agreements"), has been executed and delivered by the Company and the applicable Warrant Agent in substantially the forms filed as exhibits to the Registration Statement, and the specific terms of such Securities Warrants have been specified in such Warrant Agreements, such Securities Warrants will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Warrant Agreements and delivered against payment therefor pursuant to the terms described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

         7. When the Guarantees have been authorized by the Board of Directors or have been authorized by officers of the Company pursuant to authority granted in the Resolutions, and
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when executed and delivered by the Company and the applicable Trustee in substantially the form filed as an exhibit to the Registration Statement, such Guarantees will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms.

         The opinions set forth above are subject to the following qualifications and exceptions:

                  (a) Our opinions in paragraphs 1, 5, 6 and 7 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                  (b) Our opinion in paragraph 7 above, insofar as it relates to indemnification provisions, is subject to the effect of federal and state securities laws and public policy relating thereto.

                  (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company and the Trusts with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company and the Trusts or any order of any court or governmental body having jurisdiction over the Company and the Trusts.

                  (d) As of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular debt security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a debt security would be required to render such judgment in the foreign currency or currency unit in which such debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
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                  (e) Minnesota Statutes ss. 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

         The opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States of America.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption " Legal Matters" contained in the Prospectus included therein.




                                        Very truly yours,


                                        /s/ Dorsey & Whitney LLP